CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jonathan S. Horwitz, Principal Executive Officer, and Jeffrey White, Principal Financial Officer of Putnam Global Health Care Fund (the “Registrant”), each certify to the best of their knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Putnam Global Health Care Fund	Putnam Global Health Care Fund

/s/ Jonathan S. Horwitz	/s/ Jeffrey White
Jonathan S. Horwitz	Jeffrey White
Date: October 27, 2026	Date: October 27, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.